Exhibit 99.1

The Manitowoc Company Reports First-Quarter 2022 Results

First-quarter 2022 Highlights

•
Net Sales of $459.0 million, up 29.6% year-over-year
•
Diluted net income per share of $0.09, $0.03 on an adjusted basis(1)
•
Adjusted EBITDA(1) of $31.2 million, up $10.1 million year-over-year

MILWAUKEE, Wis. - The Manitowoc Company, Inc. (NYSE: MTW), (the “Company” or “Manitowoc”) a leading global manufacturer of cranes and lifting solutions, today reported first-quarter net income of $3.1 million, or $0.09 per diluted share. On an adjusted basis, first-quarter net income(1) was $1.0 million, or $0.03 per diluted share.

Net sales in the first-quarter increased 29.6% year-over-year to $459.0 million and were unfavorably impacted by $15.8 million from changes in foreign currency exchange rates. Adjusted EBITDA(1) was $31.2 million, an increase of $10.1 million from the prior year. In addition, Adjusted EBITDA percentage improved by approximately 80 basis-points year-over-year to 6.8%.

First-quarter orders of $481.5 million increased $7.9 million, or 1.7% over the prior year. Orders were unfavorably impacted by $14.6 million from changes in foreign currency exchange rates. Backlog as of March 31, 2022 totaled $1,033.4 million, an increase of 56.0% year-over-year, and an increase of 2.2% from December 31, 2021.

"I am pleased with our overall performance during the quarter. While our revenue was lower than planned mainly due to continuing supply chain and logistics challenges, the team was able to generate $31 million of Adjusted EBITDA, exceeding our expectations,” commented President and Chief Executive Officer, Aaron Ravenscroft. “The Ukrainian crisis combined with the severe COVID measures taken in China have further exacerbated the global macroeconomic environment. The recent acceleration of inflation, particularly in Europe, combined with further deterioration in our supply chain will place added pressure on crane demand and our margins throughout the remainder of the year. As a result, we believe that our full-year results will be on the lower-end of the Adjusted EBITDA guidance previously communicated."

“While we see clear signs of an economic slowdown in the near-term, the backdrop for a crane renaissance remains unchanged – crane fleets continue to age beyond historic levels, and the U.S. infrastructure bill has been approved. Manitowoc will continue to invest in our four breakthrough initiatives and we remain committed to our CRANES+50 strategy, which is to grow our non-new machine sales by 50% in the next five years,” concluded Ravenscroft.

Investor Conference Call

The Manitowoc Company will host a conference call for security analysts and institutional investors to discuss its first-quarter earnings on Wednesday, May 4, 2022, at 10:00 a.m. ET (9:00 a.m. CT). A live audio webcast of the call, along with the related presentation, published in conjunction with this press release, can be accessed in the Investor Relations section of Manitowoc’s website at www.manitowoc.com. A replay of the conference call will also be available at the same location on the website.

About The Manitowoc Company, Inc.

The Manitowoc Company was founded in 1902 and has over a 119-year tradition of providing high-quality, customer-focused products and support services to its markets. Manitowoc is one of the world's leading providers of engineered lifting solutions. Manitowoc, through its wholly-owned subsidiaries, designs, manufactures, markets, and supports comprehensive product lines of mobile hydraulic cranes, lattice-boom crawler cranes, boom trucks, and tower cranes under the Aspen Equipment, Grove, Manitowoc, MGX Equipment Services, National Crane, Potain, and Shuttlelift brand names.

Footnote

(1)Adjusted net income (loss), adjusted diluted net income (loss) per share, adjusted EBITDA, adjusted operating income and free cash flows are financial measures that are not in accordance with GAAP. For a reconciliation to the comparable GAAP numbers please see schedule of “Non-GAAP Financial Measures” at the end of this press release. Manitowoc believes these non-GAAP financial measures provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. Manitowoc believes excluding specified items provides a more meaningful comparison to the corresponding reporting periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measure of operating performance and is more useful in assessing management performance.

Forward-looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the Company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•
The negative impacts COVID-19 has had and will continue to have on Manitowoc’s business, financial condition, cash flows, results of operations and supply chain, as well as customer demand (including future uncertain impacts);
•
actions of competitors;
•
changes in raw material and commodity prices;
•
changes in economic or industry conditions generally or in the markets served by Manitowoc;
•
unanticipated changes in customer demand, including changes in global demand for high-capacity lifting equipment, changes in demand for lifting equipment in emerging economies and changes in demand for used lifting equipment;
•
failure to comply with regulatory requirements related to the products the Company sells;
•
the ability to capitalize on key strategic opportunities and the ability to implement Manitowoc’s long-term initiatives;
•
the ability to complete and appropriately integrate acquisitions, strategic alliances, joint ventures or other significant transactions;
•
unanticipated changes in revenues, margins and costs;
•
geographic factors and political and economic conditions and risks;
•
the ability to increase operational efficiencies across Manitowoc and to capitalize on those efficiencies;
•
Geo-political events, including the ongoing conflict between Russia and Ukraine, could lead to market disruptions, including significant volatility in commodity prices (including oil and gas), energy prices, inflation, consumer behavior, supply chain, and credit and capital markets, and could result in the impairment of assets;
•
other risk factors detailed in Manitowoc's 2021 Annual Report on Form 10-K and its other filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the Company's actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the three months ended March 31, 2022 and 2021

(In millions, except per share data)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended March 31,
	2022	2021
Net sales	$459.0	$354.3
Cost of sales	374.0	285.9
Gross profit	85.0	68.4
Operating costs and expenses:
Engineering, selling and administrative expenses	66.5	57.7
Amortization of intangible assets	0.8	0.1
Restructuring (income) expense	0.1	(0.1)
Total operating costs and expenses	67.4	57.7
Operating income	17.6	10.7
Other expense:
Interest expense	(7.4)	(7.1)
Amortization of deferred financing fees	(0.4)	(0.4)
Other expense - net	(0.2)	(2.1)
Total other expense	(8.0)	(9.6)
Income before income taxes	9.6	1.1
Provision for income taxes	6.5	4.2
Net income (loss)	$3.1	$(3.1)

Per Share Data
Basic net income (loss) per common share	$0.09	$(0.09)

Diluted net income (loss) per common share	$0.09	$(0.09)

Weighted average shares outstanding - basic	35,131,889	34,809,725
Weighted average shares outstanding - diluted	35,565,935	34,809,725

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

As of March 31, 2022 and December 31, 2021

(In millions, except share amounts)

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2022	December 31, 2021
Assets
Current Assets:
Cash and cash equivalents	$51.6	$75.4
Accounts receivable, less allowances of $7.3 and $7.3, respectively	242.2	236.1
Inventories — net	643.1	576.8
Notes receivable — net	14.9	16.7
Other current assets	35.5	36.8
Total current assets	987.3	941.8
Property, plant and equipment — net	340.8	358.8
Operating lease right-of-use assets	37.5	40.6
Goodwill	250.6	249.7
Other intangible assets — net	136.9	139.6
Other long-term assets	41.5	44.7
Total assets	$1,794.6	$1,775.2
Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued expenses	$462.8	$413.4
Short-term borrowings and current portion of long-term debt	9.1	7.3
Product warranties	49.4	49.0
Customer advances	25.5	28.7
Other liabilities	21.4	22.6
Total current liabilities	568.2	521.0
Non-Current Liabilities:
Long-term debt	380.1	399.9
Operating lease liabilities	26.7	29.2
Deferred income taxes	5.1	6.5
Pension obligations	68.9	69.4
Postretirement health and other benefit obligations	11.8	12.1
Long-term deferred revenue	21.3	22.9
Other non-current liabilities	51.0	51.8
Total non-current liabilities	564.9	591.8
Stockholders' Equity:
Preferred stock (3,500,000 shares authorized of $.01 par value; none outstanding)	—	—
Common stock (75,000,000 shares authorized, 40,793,983 shares issued, 35,319,205 and 35,056,252 shares outstanding, respectively)	0.4	0.4
Additional paid-in capital	601.7	602.4
Accumulated other comprehensive loss	(108.7)	(102.4)
Retained earnings	231.0	227.9
Treasury stock, at cost (5,474,778 and 5,737,731 shares, respectively)	(62.9)	(65.9)
Total stockholders' equity	661.5	662.4
Total liabilities and stockholders' equity	$1,794.6	$1,775.2

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the three months ended March 31, 2022 and 2021

(In millions)

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	Three Months Ended March 31,
	2022	2021
Cash Flows from Operating Activities:
Net income (loss)	$3.1	$(3.1)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation	16.1	10.0
Amortization of intangible assets	0.8	0.1
Amortization of deferred financing fees	0.4	0.4
Deferred income taxes	—	0.9
Gain on sale of property, plant and equipment	—	(0.1)
Net unrealized foreign currency transaction losses	1.4	0.3
Stock-based compensation expense	3.1	2.5
Changes in operating assets and liabilities
Accounts receivable	(7.7)	23.4
Inventories	(69.4)	(59.5)
Notes receivable	3.0	2.3
Other assets	0.4	5.4
Accounts payable	54.6	53.4
Accrued expenses and other liabilities	(0.2)	4.8
Net cash provided by operating activities	5.6	40.8
Cash Flows from Investing Activities:
Capital expenditures	(8.7)	(8.0)
Net cash used for investing activities	(8.7)	(8.0)
Cash Flows from Financing Activities:
Payments on revolving credit facility	(20.0)	—
Other debt - net	(0.8)	(0.8)
Exercises of stock options	0.1	0.8
Net cash used for financing activities	(20.7)	—
Effect of exchange rate changes on cash and cash equivalents	—	(3.0)
Net increase (decrease) in cash and cash equivalents	(23.8)	29.8
Cash and cash equivalents at beginning of period	75.4	128.7
Cash and cash equivalents at end of period	$51.6	$158.5

Non-GAAP Financial Measures

Non-GAAP Items

Adjusted net income (loss), adjusted diluted net income (loss) per share, adjusted EBITDA, adjusted operating income and free cash flows are financial measures that are not in accordance with GAAP. Manitowoc believes these non-GAAP financial measures provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. Manitowoc believes excluding specified items provides a more meaningful comparison to the corresponding reporting periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measure of operating performance and is more useful in assessing management performance.

Reconciliation of Adjusted Net Income (Loss) to Net Income (Loss)
(in millions, except per share amounts)
	Three Months Ended March 31,
	2022			2021
	As reported	Adjustments	Adjusted	As reported	Adjustments	Adjusted
Gross profit (1)	$85.0	$1.2	$86.2	$68.4	$—	$68.4
Engineering, selling and administrative expenses (2)	(66.5)	(4.6)	(71.1)	(57.7)	0.4	(57.3)
Amortization of intangible assets	(0.8)	—	(0.8)	(0.1)	—	(0.1)
Restructuring income (expense) (3)	(0.1)	0.1	—	0.1	(0.1)	—
Operating income	17.6	(3.3)	14.3	10.7	0.3	11.0
Interest expense	(7.4)	—	(7.4)	(7.1)	—	(7.1)
Amortization of deferred financing fees	(0.4)	—	(0.4)	(0.4)	—	(0.4)
Other expense - net (4)	(0.2)	—	(0.2)	(2.1)	0.6	(1.5)
Income before income taxes	9.6	(3.3)	6.3	1.1	0.9	2.0
Provision for income taxes (5)	(6.5)	1.2	(5.3)	(4.2)	—	(4.2)
Net income (loss)	$3.1	$(2.1)	$1.0	$(3.1)	$0.9	$(2.2)

Diluted net income (loss) per share	$0.09		$0.03	$(0.09)		$(0.06)

(1)
The adjustment in 2022 represents fair value step up of rental fleet assets sold during the period that was expensed within cost of sales and other one-time costs associated with the acquired businesses.
(2)
The adjustment in 2022 represents one-time legal costs associated with the acquired businesses and the partial recovery of the previously written off Dong Yue note. The adjustment in 2021 represents one-time costs associated with due diligence of the acquisitions.
(3)
Represents adjustments for restructuring income (expense).
(4)
The adjustment in 2021 represents costs associated with a legal matter.
(5)
The adjustment in 2022 represents the net income tax impact of items (1), (2) and (3).

Free Cash Flows
(In millions)
	Three Months Ended March 31,
	2022	2021
Net cash provided by operating activities	$5.6	$40.8
Capital expenditures	(8.7)	(8.0)
Free cash flows	$(3.1)	$32.8

Adjusted EBITDA and Adjusted Operating Income

The Company defines adjusted EBITDA as earnings before interest, income taxes, depreciation and amortization, plus an addback of restructuring and certain other charges. The reconciliation of net income (loss) to EBITDA, and further to adjusted EBITDA and to adjusted operating income and operating income for the three months ended March 31, 2022 and 2021 and trailing twelve months, are summarized as follows. All dollar amounts are in millions:

	Three Months Ended March 31,		Trailing Twelve
	2022	2021	Months
Net income (loss)	$3.1	$(3.1)	$17.2
Interest expense and amortization of deferred financing fees	7.8	7.5	30.7
Provision for income taxes	6.5	4.2	8.4
Depreciation expense	16.1	10.0	51.6
Amortization of intangible assets	0.8	0.1	2.1
EBITDA	34.3	18.7	110.0
Restructuring (income) expense	0.1	(0.1)	(0.9)
Asset impairment expense	—	—	1.9
Other non-recurring charges (1)	(3.4)	0.4	18.0
Other (income) expense - net (2)	0.2	2.1	(2.9)
Adjusted EBITDA	31.2	21.1	126.1
Depreciation expense	(16.1)	(10.0)	(51.6)
Amortization of intangible assets	(0.8)	(0.1)	(2.1)
Adjusted operating income	14.3	11.0	72.4
Restructuring income (expense)	(0.1)	0.1	0.9
Asset impairment expense	—	—	(1.9)
Other non-recurring charges (1)	3.4	(0.4)	(18.0)
Operating income	$17.6	$10.7	$53.4

Adjusted EBITDA margin percentage	6.8%	6.0%	6.9%
Adjusted operating income margin percentage	3.1%	3.1%	4.0%
(1)
Other non-recurring charges for the three months ended March 31, 2022 relate to the fair value step up on rental fleet assets sold during the period that was expensed within cost of sales, one-time acquisition costs and income from the partial recovery of the previously written off Dong Yue note. Other non-recurring charges for the three months ended March 31, 2021 relate to one-time costs associated with due diligence of the acquisitions. Other non-recurring charges for the trailing twelve months relate to the fair value step up on rental fleet assets sold during the period that was expensed within cost of sales, one-time acquisition costs, costs associated with a legal matter with the U.S. Environmental Protection Agency and income from the partial recovery of the previously written off Dong Yue note. Other non-recurring charges are included in cost of sales or engineering, selling and administrative expenses in the Condensed Consolidated Statement of Operations.
(2)
Other (income) expense - net includes net foreign currency exchange gains (losses), other components of net periodic pension costs, costs associated with legal matters and other miscellaneous items in the three and trailing twelve months ended March 31, 2022 and 2021.

For more information:

Ion Warner

SVP, Marketing and Investor Relations

+1 414-760-4805